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                                                                    EXHIBIT 99.6

FOR IMMEDIATE RELEASE


CONTACTS:  Tom Barrows                              Michael Irving
           Investor Relations                       Investor Relations
           Pacific Aerospace & Electronics          Madison & Wall Worldwide
           (509) 667-9600                           (407) 682-2001

             PACIFIC AEROSPACE & ELECTRONICS, INC. AMENDS WARRANTS

WENATCHEE, WA - February 20, 2001 - Pacific Aerospace & Electronics, Inc. (Nasdaq: PCTH), a diversified manufacturing company specializing in metal and ceramic components and assemblies, announced today that it has agreed with the two investors in its summer 2000 private placement to amend the adjustable warrants and to provide for the expiration of the vesting warrants that were issued to the investors in July 2000. The adjustable warrants were amended to provide that each investor, upon exercise in full of its adjustable warrant, would be entitled to purchase 2,095,243 shares of common stock. Both investors concurrently exercised in full the adjustable warrants, as amended, for a total of 4,190,486 shares, at the exercise price of $.001 per share. The exercise price was not changed by the amendment.

The number of agreed shares replaced the provisions of the adjustable warrants that would have used a formula to determine the number of shares issuable under those warrants. The number of shares that would have been issuable using the formula depended on the market price of the Company's common stock during three consecutive 20-trading day vesting periods. The first of the vesting periods began on January 31, 2001. Assuming that the market price of the Company's common stock was $0.4063, which was the closing price on February 15, 2001, during the entire duration of the three vesting periods, application of the formula would have resulted in a total of 4,207,666 shares becoming issuable under the adjustable warrants. The actual number of shares that would have become issuable could have been higher or lower, depending on the actual market prices of the Company's common stock during the vesting periods.

The Company and the investors also agreed that the vesting warrants will expire five business days after the Company delivers to the investors the shares issued under the adjustable warrants. The Company expects these shares to be delivered during the week of February 19, 2001. Consequently, the Company believes that the vesting warrants will expire without any shares being issued under those warrants.

"We appreciate the cooperation of our investors in agreeing to fix the number of shares to be issued under these warrants," said Don Wright, President and CEO of the Company. "This action will remove any market uncertainty about the future dilutive effect of the warrants. The vesting warrants, in particular, had a number of provisions that could have resulted in the issuance of a large number of shares under certain circumstances. As a result of this amendment, neither the Company nor our shareholders will need to be concerned about worst case scenarios related to these warrants."

The Company is obligated to file a registration statement with the Securities and Exchange Commission to register the resale of these shares by the investors.

Pacific Aerospace & Electronics Inc. is an international engineering and manufacturing company specializing in technically demanding component designs and assemblies for global leaders in the aerospace, defense, electronics, medical, telecommunications, energy and transportation industries. The Company utilizes specialized manufacturing techniques, advanced materials science, process engineering and proprietary technologies and processes to its competitive advantage. Pacific Aerospace & Electronics has approximately 1,000 employees worldwide and is organized into three operational groups -- U.S.
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Aerospace, U.S. Electronics and European Aerospace. More information may be obtained by contacting the company directly or by visiting its Web site at www.pcth.com.

Forward-looking statements in this release concerning trends or anticipated results are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those stated or implied in the forward-looking statements. The forward-looking statements in this release are not guarantees of future performance and are subject to risks and uncertainties related to the Company's operations and its ability to obtain sufficient cash if and when needed. These risks and uncertainties include, but are not limited to, competitive factors (including the possibility of increased competition or technological development, competitors, and price pressures); legal factors (such as limited protection of the Company's proprietary technology and changes in government regulation); financial factors (such as the Company's significant debt load); and the Company's dependence on key personnel and significant customers. More information about potential factors that could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements.